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                                                                   EXHIBIT 99.01

FOR IMMEDIATE RELEASE

Contact              For Investors            For Media:
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
                     Caroline Hughes          Matt Wolfrom/Melissa Walia
                     Excite@Home              Excite@Home
                     650/298-4445             650/569-5195/2213

                    @HOME NETWORK AND EXCITE COMPLETE MERGER

           Creation of Media Network of the Next Century - Excite@Home

               Focus on Driving the Adoption of Broadband Services

REDWOOD CITY, Calif., May 28, 1999 -- @Home Network (Nasdaq:ATHM) and Excite, Inc. today announced the companies have completed their merger, announced in January. The newly merged company, Excite@Home, will trade on the Nasdaq National Market under the symbol "ATHM."

Tom Jermoluk is CEO and remains chairman of the board of directors. George Bell, former CEO of Excite, has been named President of the new company and becomes a member of the board of directors.

A Global Media Network - "All Band, All Device, All the Time" Excite@Home will redefine the Internet as a medium by combining compelling Internet content with the powerful distribution platform of broadband. The new company will give consumers choice in how they access information over various communications devices such as a pager, PC, or TV, and how they organize and personalize content. The company will extend many of these services to the work environment, where the percentage of high-speed Internet connectivity is highest. These services will accelerate and lower the cost of broadband adoption by exposing the millions of Excite narrowband users to the benefits of a media experience on a broadband platform. The new company remains committed to an open access environment to allow consumers to find any Web content they want with a single click.

"The closing of this merger represents the dawn of a new Internet era that will revolutionize the way consumers view and interact with communication, information, and entertainment services," said Tom Jermoluk, chairman and CEO of Excite@Home. "By offering the best content and navigational services coupled with a robust platform and broad distribution reach, Excite@Home will provide consumers with a new suite of advanced interactive services full of choices and opportunities."

"Media and distribution have historically proven to be a winning model since the earliest days of television," said George Bell, president of Excite@Home. "At this point in the evolution of the Internet, with dial-up access within the reach of most US consumers, the emphasis of growth will



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shift to the fast-expanding footprint of broadband. We will give consumers the flexibility to move between services at different speeds and devices with a consistent Excite interface. Excite@Home will give consumers access to the information they want, when they want it, whether they are using a PC, TV, or any other communications device and provide it across all bands, all devices, all the time."

COMPREHENSIVE ADVERTISING SOLUTIONS

Excite@Home will offer advertisers a unified way to target, measure, and report advertising on Excite narrowband and broadband content accessed through the @Home service. The company is building one of the largest predictive consumer databases, combining Excite's 28 million registered users with @Home's service footprint of more than 65 million homes worldwide. The one-to-one marketing services will be available to advertisers on narrowband, broadband, and multiple devices.

Excite@Home has integrated virtually all business units. With almost no duplication of function, the company is adding significantly to its employee base to exploit new opportunities.

The merger agreement provides that Excite@Home will issue approximately 58 million shares of At Home Corporation Series A Common Stock in exchange for all outstanding Excite shares. In addition, Excite@Home will assume all outstanding Excite warrants and options. Each share of Excite Common Stock will be exchanged for 1.041902 shares of Excite@Home Common Stock, prior to adjustment for a 2-for-1 stock split of Excite@Home capital stock approved by its stockholders on May 28, 1999. The effective date of the stock split will be June 16, 1999. The total value of the deal (based on outstanding stock) is approximately $7.2 billion.

EXCITE@HOME

Excite@Home (Nasdaq: ATHM) is a global media company based in Redwood City, Calif. Through the company's narrowband portal, Excite, and broadband services, @Home and @Work, the company uniquely offers consumers content and interactive services across both narrowband and broadband, and advertisers highly targeted marketing solutions across all platforms of delivery. Leveraging the high-speed, always-on attributes of cable, Excite@Home empowers unique multimedia applications that go beyond current Web experiences. The company will combine the Excite brand - one of the best known names on the Internet with 70 percent recognition among Web users - with @Home's broad distribution - a worldwide footprint resulting from its agreements with 21 cable companies, to deliver on its vision of "All Band, All Device, All the Time."

For more investor information about Excite@Home, please call our stockholder services hotline at 1-888-924-9248.

Brand recognition statistics quoted are from Frank N. Magid and Associates, Inc. (1/99).

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Excite@Home, Excite, the logo, @Work, and @Home are trademarks of At Home
Corporation and may be registered in certain jurisdictions. All other brand and product names are trademarks of their respective owners.

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by those sections. These forward-looking statements include statements related to:
Excite@Home's ability to redefine the Internet as a medium; Excite@Home's ability to develop and deploy a media network for the next century that provides consumers choice over how they access information over various communications devices such as a pager, personal computer, or television, and how they organize and personalize content; Excite@Home's ability to extend many of these services to the work environment; the affect that the services will have on lowering the cost of broadband adoption by exposing users to the broadband platform; Excite@Home's ability to give consumers access to the information they want, when they want it, whether they are using a personal computer, television, or other communications device; and Excite@Home's ability to offer advertisers a unified way to target, measure, and report advertising, and to build one of the largest predictive consumer databases; and Excite@Home's ability to provide one-to-one marketing services to advertisers on narrowband, broadband, and multiple devices. Actual results may differ materially due to a number of risks, including: the risks associated with integrating Excite and @Home; numerous technological, operational and financial challenges associated with developing and deploying the new multiple-device services, and with developing the consumer database, and with developing and offering the Excite@Home services for new U.S. and foreign markets; the degree to which device manufacturers are willing to work with Excite@Home for the deployment of multiple-device services; the degree that the Excite@Home services are accepted by consumers, advertisers, and industry and technology partners; potential competition from other broadband providers; and Excite@Home's cable partners' willingness to continue to make the investments required to upgrade the cable plant and actively market the Excite@Home services to their customers. The matters discussed in this press release also involve risks and uncertainties described from time to time in Excite@Home's filings with the Securities and Exchange Commission. In particular, see the risk factors described in @Home Network's Form S-3 filed on April 9, 1999 and in its Form 10-Q for the quarter ended March 31, 1999 filed on May 17, 1999. Excite@Home assumes no obligation to update the forward-looking information contained in this press release.



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